UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2017

People’s Utah Bancorp
(Exact name of registrant as specified in its charter)

Utah	001-37416	87-0622021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Main Street American Fork, UT
(Address of principal executive offices)

84003
(Zip code)

Registrant’s telephone number, including area code: (801 642-3998

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [X]

Item 2.02Results of Operations and Financial Condition.

On July 26, 2017, the Company issued a press release announcing its financial results for the quarter ended June 30, 2017 and an increase to the quarterly dividend. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

The information in this Item 2.02 and the Exhibit attached hereto is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document or filing.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated July 26, 2017, announcing financial results for the quarter ended June 30, 2017 and an increase to the quarterly dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s Utah Bancorp

Date: July 26, 2017	By:	/s/ Wolfgang T. N. Muelleck
Wolfgang T. N. Muelleck
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 26, 2017, announcing financial results for the quarter ended June 30, 2017 and an increase to the quarterly dividend.

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